UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

PATRIOT MINEFINDERS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

700 – 510 West Hastings Street
Vancouver, British Columbia
Canada
(Address of principal executive offices)

V6B 1L8
(Zip Code)

Registrant’s telephone number, including area code: (604) 687 7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Director and Officer and Appointment of Officer

The Company hereby announces that effective March 4, 2014, Fred Tejada, a current director of the Company, has been appointed as the interim Chief Financial Officer to serve in such capacity at the pleasure of the Company's board of directors until his resignation or dismissal. Mr. Tejada was appointed as interim Chief Financial Officer, to fill the vacancy created by the resignation of Justin Blanchet as Chief Financial Officer and director effective March 4, 2014. Mr. Blanchet's resignation is not the result of any disagreement with the Company.

Fred Tejada is 55 years old and has 30 years of international mineral industry experience. He worked with established mining companies and exploration-stage companies. Mr. Tejada is currently President of Tirex Resources Ltd. (TSX-V: TXX), a position he has held since October 2011. Tirex is a Vancouver-based company with near-term production projects in Albania. Prior to this, he served as Vice-President of Exploration for Panoro Minerals Ltd. (TSX-V: PML), from July 2007 to June 2011. During his time with Panoro Minerals, Mr. Tejada oversaw the resource definition drilling for two of the company's major copper deposits in Peru. From 1996 to 2004, Mr. Tejada held the position of President and Country Manager of the Philippine subsidiary companies for Phelps Dodge Exploration Corp., with responsibility over corporate matters and exploration activities including project generation, property acquisitions and permitting. Mr. Tejada currently serves as a director of High 5 Ventures Inc. (OTCQB: HHHEF, CNSX: HHH), a mineral exploration company.

Item 7.01 Regulation FD Disclosure

The Registrant issued a news release in connection with the events reported in this Form 8-K, which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

PATRIOT MINEFINDERS INC.

/s/ Fred Tejada
Fred Tejada
Director